EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Third Quarter Fiscal 2019

MINNEAPOLIS, July 09, 2019 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the third quarter of fiscal 2019.

Third quarter fiscal 2019 financial and operating results include (with growth rates compared to third quarter of fiscal 2018):

  Consolidated net sales increased 15.2% to a quarterly record $14,893,000
  ZERUST® net sales decreased 2.9% to $10,077,000
  ZERUST® oil and gas sales increased 58.7% to $882,000
  Natur-Tec® product net sales increased 89.5% to a quarterly record $4,816,000
  Natur-Tec ® sales represent 32.3% of third quarter sales, compared to 19.7% for the same period last fiscal year
  Joint venture operating income decreased 11.8% to $3,311,000
  NTIC investing to support continued double-digit net sales growth
  Third quarter net cash provided by operating activities of $2,717,000
  Net income attributable to NTIC was $1,482,000, impacted by lower JV operating income and higher G&A and R&D investments
  Net income attributable to NTIC was $0.16 per diluted share and is adjusted for the two-for-one stock split that was effective June 28, 2019

“Natur-Tec’s strength secured record third quarter consolidated net sales of nearly $15 million, which is our largest sales total for a quarter ever,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.  “The market for alternatives to single-use conventional plastic articles is growing rapidly, and Natur-Tec is one of the leading global bioplastic solution providers.  As a result, during this fiscal year, the expenses we’ve incurred in support of the Natur-Tec platform, specifically in India, have increased with demand, which has also impacted profitability in the short run.  As Natur-Tec’s sales continue to increase, we expect to begin leveraging these investments in the coming quarters.”

“Unfortunately, worldwide market demand for our core corrosion protection solutions grew even softer during the fiscal 2019 third quarter both in North America and across the territories served by our global Joint Ventures.  Nevertheless, we continued making strategic investments in high-potential markets like China, to expand our capabilities within this large and fast-growing geography. Consequently, we are adjusting our full-year guidance for fiscal 2019 to be between $57.5 million and $58.5 million and earnings to be between $0.65 and $0.70 per diluted share, which is adjusted for the June 28, 2019 two-for-one stock split.”

Mr. Lynch concluded, “NTIC’s core remains strong due to our unique global footprint, experienced management team, and leading corrosion prevention and bioplastic solutions.  Therefore, we remain well positioned for long-term growth once the global metal component manufacturing rebounds.”

NTIC’s consolidated net sales increased 15.2% to $14,893,000 during the three months ended May 31, 2019, compared to $12,924,000 for the three months ended May 31, 2018.  This increase was a result of significant global demand for the company’s Natur-Tec® compostable products and higher ZERUST® oil and gas sales.  For the nine months ended May 31, 2019, consolidated net sales increased 15.3% to $42,303,000, compared to $36,681,000 for the same period last fiscal year.

The following tables set forth NTIC’s net sales by product category for the three and nine months ended May 31, 2019 and May 31, 2018, by segment:

	Three Months Ended
	May 31, 2019	% of Net Sales	May 31, 2018	% of Net Sales	% Change
ZERUST® industrial net sales...................	$8,244,759	55.4%	$8,947,847	69.2%	-7.9%
ZERUST® joint venture net sales.............	950,414	6.4%	879,324	6.8%	8.1%
ZERUST® oil & gas net sales....................	882,030	5.9%	555,713	4.3%	58.7%
Total ZERUST® net sales....................	$10,077,203	67.7%	$10,382,884	80.3%	-2.9%
Total Natur-Tec® sales...............................	4,815,914	32.3%	2,540,953	19.7%	89.5%
Total net sales..........................................	$14,893,117	100.0%	$12,923,837	100.0%	15.2%

	Nine Months Ended
	May 31, 2019	% of Net Sales	May 31, 2018	% of Net Sales	% Change
ZERUST® industrial net sales...................	$24,882,727	58.8%	$26,482,430	72.2%	-6.0%
ZERUST® joint venture net sales.............	2,142,555	5.1%	2,201,077	6.0%	-2.7%
ZERUST® oil & gas net sales....................	2,225,490	5.3%	1,418,573	3.9%	56.9%
Total ZERUST® net sales....................	$29,250,772	69.2%	$30,102,080	82.1%	-2.8%
Total Natur-Tec® sales...............................	13,051,801	30.9%	6,578,770	17.9%	98.4%
Total net sales..........................................	$42,302,573	100.0%	$36,680,850	100.0%	15.3%

NTIC’s joint venture operating income decreased 11.8% to $3,311,000 during the three months ended May 31, 2019, compared to joint venture operating income of $3,755,000 during the three months ended May 31, 2018.  This decrease was attributable to a corresponding reduction in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which decreased 11.8% to $27,774,000 during the three months ended May 31, 2019, compared to $31,481,000 for the three months ended May 31, 2018.  Year-to-date, NTIC’s joint venture operating income decreased 5.0% to $9,896,000, compared to joint venture operating income of $10,418,000 during the nine months ended May 31, 2018.  Net sales of NTIC’s joint ventures decreased 4.7% to $86,004,000 during the nine months ended May 31, 2019, compared to $90,200,000 for the nine months ended May 31, 2018.

Operating expenses, as a percent of net sales, for the third quarter of fiscal 2019 were 42.3%, compared to 43.6% for the same period last fiscal year.  This reduction was primarily due to higher net sales, partially offset by higher research and development expenses and higher general and administrative expenses.  Year-to-date, operating expenses, as a percent of net sales, were 42.2%, compared to 45.3% for the same period last fiscal year.

Net income attributable to NTIC for the third quarter of fiscal 2019 decreased 30.8% to $1,482,000, or $0.16 per diluted share, from $2,143,000, or $0.23 per diluted share for the same period last fiscal year.  For the nine months ended May 31, 2019, net income attributable to NTIC decreased 3.9% to $4,381,000, or $0.46 per diluted share, from $4,559,000, or $0.49 per diluted share for the same period last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $25,692,000 at May 31, 2019, including $5,224,000 in cash and cash equivalents and $2,541,000 in available for sale securities, compared to $22,837,000 of working capital at August 31, 2018, including $4,163,000 in cash and cash equivalents and $3,300,000 in available for sale securities.

At May 31, 2019, the company had $24,077,000 of investments in joint ventures, of which over $13,510,000 or 56.1%, is cash, with the remaining balance mostly made up of other working capital.

Outlook

For the fiscal year ending August 31, 2019, NTIC now expects net sales to be in the range of $57.5 million to $58.5 million compared to previous guidance of $58.0 million to $60.0 million.  The company also anticipates net income attributable to NTIC to now be in the range of $6.2 million to $6.6 million, or $0.65 and $0.70 per diluted share, compared to previous guidance of $8.0 million to $8.5 million, or $0.85 and $0.90 per diluted share, which is adjusted for the June 28, 2019 two-for-one stock split.

These estimates are subject to significant risks and uncertainties, including those described below under the heading “Forward-Looking Statements.”

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the third quarter of fiscal 2019 and its outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or https://ntic.gcs-web.com/events-presentations where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 9292949.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 40 years and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT HISTORICAL INFORMATION ARE FORWARD-LOOKING STATEMENTS AS DEFINED WITHIN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INCLUDE NTIC’S EXPECTATIONS REGARDING ITS FINANCIAL GUIDANCE FOR FISCAL 2019 AND ANTICIPATED LEVERAGING OF OPERATING EXPENSES, AND OTHER STATEMENTS THAT CAN BE IDENTIFIED BY WORDS SUCH AS “BELIEVES,” “CONTINUES,” “EXPECTS,” “ANTICIPATES,” “INTENDS,” “POTENTIAL,” “OUTLOOK,” “WILL,” “MAY,” “WOULD,” “SHOULD,” “GUIDANCE” OR WORDS OF SIMILAR MEANING, THE USE OF FUTURE DATES AND ANY OTHER STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF NTIC’S MANAGEMENT AND ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED. SUCH POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, IN NO PARTICULAR ORDER: THE ABILITY OF NTIC TO ACHIEVE ITS ANNUAL FINANCIAL GUIDANCE AND CONTINUE TO PAY DIVIDENDS; THE EFFECT OF ECONOMIC UNCERTAINTY AND TRADE DISPUTES; NTIC’S DEPENDENCE ON THE SUCCESS OF ITS JOINT VENTURES AND FEES AND DIVIDEND DISTRIBUTIONS THAT NTIC RECEIVES FROM THEM; NTIC’S RELATIONSHIPS WITH ITS JOINT VENTURES AND ITS ABILITY TO MAINTAIN THOSE RELATIONSHIPS; NTIC’S DEPENDENCE ON ITS JOINT VENTURE IN GERMANY IN PARTICULAR DUE TO ITS SIGNIFICANCE AND THE EFFECT OF A TERMINATION OF THIS OR ITS OTHER JOINT VENTURES ON NTIC’S BUSINESS AND OPERATING RESULTS; THE EFFECT ON NTIC’S BUSINESS AND OPERATING RESULTS OF THE TERMINATION OF NTIC’S JOINT VENTURE RELATIONSHIP IN CHINA AND SALE OF PRODUCTS AND SERVICES IN CHINA THROUGH NTIC CHINA; THE ABILITY OF NTIC CHINA TO ACHIEVE SIGNIFICANT SALES; COSTS AND EXPENSES INCURRED BY NTIC IN CONNECTION WITH ITS ONGOING LITIGATION AGAINST ITS FORMER CHINESE JOINT VENTURE PARTNER; THE EFFECT OF THE UNITED KINGDOM’S EXIT FROM THE EUROPEAN UNION, ECONOMIC SLOWDOWN AND POLITICAL UNREST; RISKS ASSOCIATED WITH NTIC’S INTERNATIONAL OPERATIONS; EXPOSURE TO FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES AND TARIFFS, INCLUDING IN PARTICULAR THE EURO COMPARED TO THE U.S. DOLLAR; THE HEALTH OF THE U.S. AND WORLDWIDE ECONOMIES, INCLUDING IN PARTICULAR THE U.S. AUTOMOTIVE INDUSTRY; THE LEVEL OF GROWTH IN NTIC’S MARKETS; NTIC’S INVESTMENTS IN RESEARCH AND DEVELOPMENT EFFORTS; ACCEPTANCE OF EXISTING AND NEW PRODUCTS; TIMING OF NTIC’S RECEIPT OF PURCHASE ORDERS UNDER SUPPLY CONTRACTS; VARIABILITY IN SALES TO CUSTOMERS IN THE OIL AND GAS INDUSTRY AND THE EFFECT ON NTIC’S QUARTERLY FINANCIAL RESULTS; INCREASED COMPETITION; THE COSTS AND EFFECTS OF COMPLYING WITH CHANGES IN TAX, FISCAL, GOVERNMENT AND OTHER REGULATORY POLICIES, INCLUDING THE NEW TAX REFORM LAW, WHICH COULD RESULT IN A WRITE-DOWN OF OUR DEFERRED TAX ASSETS, AND RULES RELATING TO ENVIRONMENTAL, HEALTH AND SAFETY MATTERS; PENDING AND POTENTIAL LITIGATION; AND NTIC’S RELIANCE ON ITS INTELLECTUAL PROPERTY RIGHTS AND THE ABSENCE OF INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS. MORE DETAILED INFORMATION ON THESE AND ADDITIONAL FACTORS WHICH COULD AFFECT NTIC’S OPERATING AND FINANCIAL RESULTS IS DESCRIBED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2018 AND SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q. NTIC URGES ALL INTERESTED PARTIES TO READ THESE REPORTS TO GAIN A BETTER UNDERSTANDING OF THE MANY BUSINESS AND OTHER RISKS THAT THE COMPANY FACES. ADDITIONALLY, NTIC UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2019 (UNAUDITED) AND AUGUST 31, 2018
	May 31, 2019	August 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,224,480	$4,163,023
Available for sale securities	2,540,613	3,300,110
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $65,000 at May 31, 2019 and $50,000 at August 31, 2018	10,068,632	9,920,108
Trade joint ventures	935,685	761,506
Fees for services provided to joint ventures	1,242,928	1,357,255
Income taxes	628,360	273,333
Inventories	10,619,012	9,130,861
Prepaid expenses	1,105,319	1,661,577
Total current assets	32,365,029	30,567,773

PROPERTY AND EQUIPMENT, NET	7,293,137	7,168,826

OTHER ASSETS:
Investments in joint ventures	24,077,361	22,950,995
Deferred income taxes	1,371,664	1,551,536
Patents and trademarks, net	1,048,249	1,156,257
Other	—	153,849
Total other assets	26,497,274	25,812,637
Total assets	$66,155,440	$63,549,236

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,458,928	$3,905,034
Income taxes payable	636	70,892
Accrued liabilities:
Payroll and related benefits	1,357,164	2,747,303
Other	856,578	1,006,953
Total current liabilities	6,673,306	7,730,182

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares; issued and outstanding 9,086,816 and 9,082,606, respectively	181,736	181,652
Additional paid-in capital	15,655,353	14,528,951
Retained earnings	44,708,934	41,963,341
Accumulated other comprehensive loss	(4,206,472)	(3,597,199)
Stockholders’ equity	56,339,551	53,076,745
Non-controlling interest	3,142,583	2,742,309
Total equity	59,482,134	55,819,054
Total liabilities and equity	$66,155,440	$63,549,236

*Share and per share data have been adjusted for all periods presented to reflect the two-for-one stock split effective June 28, 2019.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2019 AND 2018
	Three Months Ended		Nine Months Ended
	May 31, 2019	May 31, 2018	May 31, 2019	May 31, 2018
NET SALES:
Net sales, excluding joint ventures	$13,780,804	$12,044,513	$39,998,118	$34,479,773
Net sales, to joint ventures	1,112,313	879,324	2,304,455	2,201,077
Total net sales	14,893,117	12,923,837	42,302,573	36,680,850
Cost of goods sold	10,138,353	8,592,366	28,883,589	24,493,672
Gross profit	4,754,764	4,331,471	13,418,984	12,187,178

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,877,410	2,246,066	5,596,788	5,793,391
Fees for services provided to joint ventures	1,433,823	1,508,500	4,299,032	4,624,532
Total joint venture operations	3,311,233	3,754,566	9,895,820	10,417,923

OPERATING EXPENSES:
Selling expenses	2,761,488	2,784,694	8,077,663	8,028,279
General and administrative expenses	2,527,192	1,987,785	6,986,526	6,012,746
Research and development expenses	1,005,045	860,347	2,804,739	2,581,824
Total operating expenses	6,293,725	5,632,826	17,868,928	16,622,849

OPERATING INCOME	1,772,272	2,453,211	5,445,876	5,982,252

INTEREST INCOME	24,114	35,630	52,023	84,569
INTEREST EXPENSE	(5,165)	(3,139)	(11,357)	(14,007)

INCOME BEFORE INCOME TAX EXPENSE	1,791,221	2,485,702	5,486,542	6,052,814

INCOME TAX EXPENSE	150,257	181,683	652,331	1,128,583

NET INCOME	1,640,964	2,304,019	4,834,211	4,924,231

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	158,815	161,267	453,435	365,006

NET INCOME ATTRIBUTABLE TO NTIC	$1,482,149	$2,142,752	$4,380,776	$4,559,225

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.16	$0.24	$0.48	$0.50
Diluted	$0.16	$0.23	$0.46	$0.49

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	9,084,354	9,078,706	9,085,584	9,077,676
Diluted	9,392,444	9,414,064	9,440,858	9,327,694
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.06	$0.05	$0.18	$0.15

*Share and per share data have been adjusted for all periods presented to reflect the two-for-one stock split effective June 28, 2019.

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600